Exhibit 3.7(a)

[SEAL]	DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775)684 5708	Articles of Incorporation (PURSUANT TO NRS 78)
Important: Read attached instructions before completing form.

1. Name of Corporation:	CDT NEVADA, INC.
2. Resident Agent Name and Street Address: [ILLEGIBLE] [ILLEGIBLE]	National Registered Agents, Inc. of NV
Name
	1000 East William Street, Suite 204	Carson City	,	NEVADA	89701
	Street Address	City			Zip Code

,
	Optional Mailing Address	City		State	Zip Code
3. Shares: [ILLEGIBLE]	Number of shares Number of shares
[ILLEGIBLE]	with par value 1,000 Par value: $.01 without par value
4. Names, Addresses,	The First Board of Directors/Trustees shall consist of one members whose names and addresses are as follows
Number of Board of	1	Chi Tai Cho
Directors/Trustee:	Name 1000 East William Street, Suite 204	Carson City	,	NV	89701
	Street Address	City		State	Zip Code
2
	Name		,
	Street Address	City		State	Zip Code
3
	Name		,
	Street Address	City		State	Zip Code
4.
	Name		,
	Street Address	City		State	Zip Code
5. Purpose: [ILLEGIBLE]	The purpose of this Corporation shall be: Holding Company
6. Other Matters: (see instructions)	Number of addiditonal pages attached: 0
7. Names, Addresses and Signatures of Incorporators: [ILLEGIBLE]	Victoria C. Phelps		/s/ Victoria C. Phelps
	Name 633 W. Fifth Street, Suite 4000	Signature Los Angeles	,	CA	90071
	Address	City		State	Zip Code
8. Certificate of Acceptance of Appointment of Resident Agent:	Name	Signature
	Address	City		State	Zip Code
I hereby accept appointment as Resident Agent for the above named corporation.
	/s/ Paul Hagan National Registered Agents, Inc.		July 30, 2003
	Authorized Signature of R.A. or On Behalf of R.A. Company	Date
Paul J. Hagan, Assistant Secretary
This form must be accompanied by appropriate fees. See attached fee schedule.